Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Third Quarter 2016
●	Total revenue increased 22.4% to $1,515 million
●	Property revenue increased 23.5% to $1,498 million
●	Net income increased 169.8% to $264 million
●	Adjusted EBITDA increased 17.5% to $915 million
●	Consolidated AFFO increased 14.9% to $641 million
Boston, Massachusetts – October 27, 2016: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2016.
Jim Taiclet, American Tower’s Chief Executive Officer stated, “In response to rapid growth in mobile data usage, our tenants continue to utilize a combination of incremental spectrum assets, advancing technology and our diverse portfolio of real estate to expand their mobile networks and deliver top quality service to their subscribers. Our global asset base of nearly 144,000 towers and over 700 small cell systems is uniquely positioned to benefit from these continuing investments, and as a result, we were able to extend our long track record of generating double digit growth in property revenue, Adjusted EBITDA and Consolidated AFFO per Share in the third quarter.”

CONSOLIDATED OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter ended September 30, 2016 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2015).

($ in millions, except per share amounts)	Q3 2016	Growth Rate
Total revenue	$1,515	22.4%
Total property revenue	$1,498	23.5%
Total Tenant Billings Growth	$216	21.1%
Organic Tenant Billings Growth	$78	7.7%
Property Gross Margin	$1,016	18.1%
Property Gross Margin %	67.8%
Net income attributable to AMT common stockholders(1)	$238	211.9%
Net income attributable to AMT common stockholders per diluted share(1)	$0.55	205.6%
Adjusted EBITDA	$915	17.5%
Adjusted EBITDA Margin %	60.4%

NAREIT Funds From Operations (FFO) attributable to AMT common stockholders	$578	56.0%
Consolidated AFFO	$641	14.9%
Consolidated AFFO per Share	$1.49	13.7%
AFFO attributable to AMT common stockholders	$612	10.8%
AFFO attributable to AMT common stockholders per Share	$1.42	10.1%

Cash provided by operating activities	$667	31.5%
Less: total cash capital expenditures(2)	$161	(22.3)%
Free Cash Flow	$506	68.6%
_______________

(1)
Growth rate includes the impact of unrealized foreign currency losses of approximately $78 million in the prior-year period and a one-time cash tax charge of approximately $93 million as part of a tax election recorded in the prior-year period, pursuant to which GTP REIT no longer operates as a separate REIT for federal and state income tax purposes.

(2)
Cash capital expenditures for Q3 2016 include $5.0 million of payments on capital leases of property and equipment, which are presented in the condensed consolidated statements of cash flows included herein under Repayments of notes payable, credit facilities, senior notes, term loan and capital leases.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions and other information regarding the Company’s use of non-GAAP measures. For financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” and “Unaudited Reconciliations to GAAP Measures and the Calculation of Defined Financial Measures” below.

CAPITAL ALLOCATION OVERVIEW
Distributions – During the third quarter of 2016, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q3 2016(1)
Distribution per share	$0.55
Aggregate amount (in millions)	$234
Year-over-year per share growth	19.6%
_______________
(1)    The dividend declared was paid in the fourth quarter of 2016 to stockholders of record as of the close of business on September 30, 2016.
In addition, the Company declared approximately $27 million in preferred stock dividends during the third quarter of 2016.
Capital Expenditures – During the third quarter of 2016, total capital expenditures were $161 million, of which approximately $30 million was for non-discretionary capital improvements and corporate capital expenditures. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.
Acquisitions and Other Transactions – During the third quarter of 2016, the Company spent $93.4 million to acquire 351 communications sites primarily in the Company’s international markets.

Subsequent to the end of the third quarter of 2016, the Company announced that it had entered into a definitive agreement with Dutch pension fund manager PGGM to form a joint venture.
LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended September 30, 2016, the Company’s Net Leverage Ratio was approximately 5.0x net debt (total debt less cash and cash equivalents) to third quarter 2016 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio
($ in millions)	As of September 30, 2016
Total debt	$18,679
Less: Cash and cash equivalents	530
Net Debt	18,149
Divided By: Third quarter annualized Adjusted EBITDA(1)	3,660
Net Leverage Ratio	5.0x
_______________
(1)    Q3 2016 Adjusted EBITDA multiplied by four.
Liquidity – As of September 30, 2016, the Company had approximately $3.3 billion of total liquidity, consisting of over $0.5 billion in cash and cash equivalents plus the ability to borrow an aggregate of approximately $2.8 billion under its revolving credit facilities, net of any outstanding letters of credit.
On September 30, 2016, the Company completed an offering of 2.250% senior unsecured notes due 2022 and 3.125% senior unsecured notes due 2027, in principal amounts of $600.0 million and $400.0 million, respectively. The proceeds from this offering were used to repay existing indebtedness under the Company’s term loan entered into in October 2013, as amended.
FULL YEAR 2016 OUTLOOK
The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of October 27, 2016. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.
The Company is raising the midpoint of its full year 2016 outlook for property revenue, net income, Adjusted EBITDA and Consolidated AFFO by $50 million, $15 million, $25 million and $30 million, respectively. This includes the impact of foreign currency exchange rate fluctuations on property revenue, Adjusted EBITDA and Consolidated AFFO, as outlined below.
The Company’s revised outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the fourth quarter of 2016: (a) 3.40 Brazilian Reais; (b) 680 Chilean Pesos; (c) 3,050 Colombian Pesos; (d) 0.91 Euros; (e) 4.10 Ghanaian Cedi; (f) 68.30 Indian Rupees; (g) 18.60 Mexican Pesos; (h) 330 Nigerian Naira; (i) 3.45 Peruvian Soles; (j) 15.00 South African Rand; and (k) 3,400 Ugandan Shillings.

Based on these assumptions, the Company’s current outlook reflects favorable impacts of foreign currency fluctuations of approximately $23 million for total property revenue, $15 million for Adjusted EBITDA and $8 million for Consolidated AFFO, as compared to the Company’s previously issued full year outlook. Additional information pertaining to the impact of foreign currency fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on its website. The impact of foreign currency fluctuations on net income is not provided, as the impact on all components of the net income measure cannot be calculated without unreasonable effort.

2016 Outlook ($ in millions)	Full Year 2016			Midpoint Growth
Total property revenue(1)	$5,685	to	$5,735	22.0%
Net income	995	to	1,025	50.3%
Adjusted EBITDA	3,530	to	3,560	15.6%
Consolidated AFFO	2,455	to	2,485	14.9%
_______________

(1)	Includes U.S. Property revenue of $3,360 to $3,380 and International Property revenue of $2,325 to $2,355, reflecting midpoint growth rates of 6.7% and 53.7%, respectively.

2016 Outlook for Total Property revenue, at the midpoint, includes the following components(1): ($ in millions, totals may not add due to rounding.)	U.S. Property	International Property(2)	Total Property
International pass-through revenue	$ N/A	$737	$737
Straight-line revenue	78	51	129
_______________

(1)	For additional discussion regarding these components, please refer to “Revenue Components” below.

(2)	International property revenue reflects the Company’s Latin America, EMEA and Asia segments.

2016 Outlook growth, at the midpoint, includes the following components(1):	Total Property Revenue	Adjusted EBITDA	Consolidated AFFO
Outlook midpoint growth	22.0%	15.6%	14.9%
Estimated impact of fluctuations in foreign currency exchange rates	(2.8)%	(2.6)%	(2.7)%
Estimated impact of straight-line revenue and expense recognition	(1.3)%	(1.8)%	—%
Estimated impact of international pass-through revenue	5.2%	—%	—%
_______________

(1)	Growth components for net income are not provided, as the impact of each of the line items on the measure cannot be calculated without unreasonable effort.

2016 Outlook growth, at the midpoint, includes the following components(1): (Totals may not add due to rounding.)	U.S. Property	International Property(2)	Total Property
Organic Tenant Billings	5.8%	13.3%	7.8%
New Site Tenant Billings	3.2%	45.6%	14.5%
Total Tenant Billings Growth	8.9%	58.9%	22.3%
_______________

(1)	For additional discussion regarding the component growth rates, please refer to “Revenue Components” below.

(2)	International property revenue reflects the Company’s Latin America, EMEA and Asia segments.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Discretionary capital projects(1)	$170	to	$200
Ground lease purchases	140	to	160
Start-up capital projects	95	to	115
Redevelopment	155	to	175
Capital improvement	110	to	120
Corporate	15	—	15
Total	$685	to	$785
_______________

(1)	Includes the construction of approximately 1,750 to 2,250 communications sites globally, reflecting reduced expectations for new site construction in India for the balance of the year.

Reconciliation of Outlook for Net Income to Adjusted EBITDA:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$995	to	$1,025
Interest expense	730	to	720
Depreciation, amortization and accretion	1,520	to	1,550
Income tax provision	133	to	122
Stock-based compensation expense	90	—	90
Other, including other operating expenses, interest income, gain (loss) on retirement of long-term obligations and other income (expense)	62	to	53
Adjusted EBITDA	$3,530	to	$3,560

Reconciliation of Outlook for Net Income to Consolidated AFFO:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$995	to	$1,025
Straight-line revenue	(129)	—	(129)
Straight-line expense	67	—	67
Depreciation, amortization and accretion	1,520	to	1,550
Stock-based compensation expense	90	—	90
Deferred portion of income tax	38	to	25
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, gain (loss) on retirement of long-term obligations, other income (expense), long-term deferred interest charges and dividends on preferred stock	(1)	to	(8)
Capital improvement capital expenditures	(110)	to	(120)
Corporate capital expenditures	(15)	—	(15)
Consolidated AFFO	$2,455	to	$2,485
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended September 30, 2016 and its outlook for 2016. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (800) 260-0712
International dial-in: (651) 291-1170
Passcode: 403366
When available, a replay of the call can be accessed until 11:59 p.m. ET on November 10, 2016. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (800) 475-6701
International dial-in: (320) 365-3844
Passcode: 403366
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 144,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations (FFO) attributable to American Tower Corporation common stockholders, Consolidated Adjusted Funds From Operations (AFFO), AFFO attributable to American Tower Corporation common stockholders, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders per Share, Free Cash Flow, Net Debt and Net Leverage Ratio. In addition, the Company presents: Tenant Billings, Tenant Billings Growth, Organic Tenant Billings Growth and New Site Tenant Billings Growth.

These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses and are commonly used across its industry peer group. As outlined in detail below, the Company believes that these measures can assist in comparing company performance on a consistent basis irrespective of depreciation and amortization or capital structure, while also providing valuable incremental insight into the underlying operating trends of its business.

Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost basis, are involved. Notwithstanding the foregoing, the Company's Non-GAAP and Defined Financial measures may not be comparable to similarly titled measures used by other companies.

Revenue Components

In addition to reporting total revenue, the Company believes that providing transparency around the components of its revenue provides investors with insight into the indicators of the underlying demand for, and operating performance of, its real estate portfolio. Accordingly, the Company has provided disclosure of the following revenue components: (i) Tenant Billings, (ii) New Site Tenant Billings; (iii) Organic Tenant Billings; (iv) International pass-through revenue; (v) Straight-line revenue; (vi) Pre-paid amortization revenue; and (vii) Other revenue.

Tenant Billings: The majority of the Company’s revenue is generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing towers and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.

New Site Tenant Billings: Day-one Tenant Billings associated with sites that have been built or acquired since the beginning of the prior-year period. Incremental colocations/amendments, escalations or cancellations that occur on these sites after the date of their initial addition to our portfolio is not included in New Site Tenant Billings. The Company believes providing New Site Tenant Billings enhances an investor’s ability to analyze our existing real estate portfolio growth as well as our development program growth, as the Company’s construction and acquisition activities can drive variability in growth rates from period to period.

Organic Tenant Billings: Tenant Billings on sites that the Company has owned since the beginning of the prior-year period, as well as Tenant Billings activity on new sites that occurred after the date of their initial addition to the Company’s portfolio.

International pass-through revenue: A portion of the Company’s pass-through revenue is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.

Straight-line revenue: Under GAAP, the Company recognizes revenue on a straight-line basis over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.

Pre-paid amortization revenue: The Company recovers a portion of the costs it incurs for the redevelopment and development of its properties from its tenants. These upfront payments are then amortized over the initial term of the corresponding tenant lease. Given this amortization is not necessarily directly representative of underlying leasing activity on our real estate portfolio, (i.e.: does not have a renewal option or escalation as our tenant leases do) the Company believes that it is appropriate to provide insight into the impact of pre-paid amortization revenue on certain revenue growth rates to provide transparency into the underlying performance of our real estate business.

Foreign currency exchange impact: The majority of the Company’s international revenue and operating expenses are denominated in each respective country’s local currency. As a result, foreign currency fluctuations may distort the underlying performance of our real estate business from period to period, depending on the movement of foreign currency exchange rates versus the U.S. Dollar. The Company believes it is appropriate to quantify the impact of foreign currency exchange fluctuations to its reported growth to provide transparency into the underlying performance of its real estate business.

Other revenue: Typically an immaterial portion of the Company’s total revenue, Other revenue represents revenue not captured by the above listed terms and can include items such as tenant settlements.

Non-GAAP and Defined Financial Measure Definitions

Tenant Billings Growth: The increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.

Organic Tenant Billings Growth: The portion of Tenant Billings Growth attributable to Organic Tenant Billings. The Company believes that organic growth is a useful measure of its ability to add tenancy and incremental revenue to its assets for the reported period, which enables investors and analysts to gain additional insight into the relative attractiveness, and therefore the value, of the Company’s property assets.

New Site Tenant Billings Growth: The portion of Tenant Billings Growth attributable to New Site Tenant Billings. The Company believes this measure provides valuable insight into the growth attributable to Tenant Billings from recently acquired or constructed properties.

Gross Margin: Revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets.

Operating Profit: Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets while also taking into account the overhead expenses required to manage each of its operating segments.

For segment reporting purposes, the Latin America property segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. Operating Profit and Gross Margin are before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to noncontrolling interest and income tax benefit (provision).

Operating Profit Margin: The percentage that results from dividing Operating Profit by revenue.

Adjusted EBITDA: Net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Adjusted EBITDA Margin: The percentage that results from dividing Adjusted EBITDA by total revenue.

NAREIT Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), attributable to American Tower Corporation common stockholders: Net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Consolidated Adjusted Funds From Operations (AFFO): NAREIT FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of its tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the NAREIT FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in NAREIT FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of our property assets in those periods. In addition, it is a widely used performance measure across our telecommunications real estate sector.

Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders: Consolidated AFFO, excluding the impact of noncontrolling interests on both NAREIT FFO attributable to American Tower Corporation common stockholders as well as the other line items included in the calculation of Consolidated AFFO. The Company believes that providing this additional metric enhances transparency, given a significantly larger minority interest component of its business as a result of the Company’s Viom transaction, which closed in the second quarter of 2016.

Consolidated AFFO per Share: Consolidated AFFO divided by the diluted weighted average common shares outstanding.

AFFO attributable to American Tower Corporation common stockholders per Share: AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.

Free Cash Flow: Cash provided by operating activities less total cash capital expenditures, including payments on capital leases of property and equipment. The Company believes that Free Cash Flow is useful to investors as the basis for comparing our performance and coverage ratios with other companies in its industry.

Net Debt: Total long-term debt less cash and cash equivalents.

Net Leverage Ratio: Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.

Cautionary Language Regarding Forward-Looking Statements
This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2016 outlook, foreign currency exchange rates and our expectation regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government and tax regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us, including our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our distribution requirements; (7) our expansion initiatives involve a number of risks and uncertainties, including those related to integration of acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (12) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (15) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities and the terms of our preferred stock could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (17) we could have liability under environmental and occupational safety and health laws; and (18) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2015, under the caption “Risk Factors”. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$530,358	$320,686
Restricted cash	150,655	142,193
Accounts receivable, net	273,907	227,354
Prepaid and other current assets	415,836	306,235
Total current assets	1,370,756	996,468
PROPERTY AND EQUIPMENT, net	10,452,038	9,866,424
GOODWILL	4,997,224	4,091,805
OTHER INTANGIBLE ASSETS, net	11,557,964	9,837,876
DEFERRED TAX ASSET	197,914	212,041
DEFERRED RENT ASSET	1,265,700	1,166,755
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	813,931	732,903
TOTAL	$30,655,527	$26,904,272
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$105,551	$96,714
Accrued expenses	571,989	516,413
Distributions payable	236,608	210,027
Accrued interest	108,077	115,672
Current portion of long-term obligations	242,992	50,202
Unearned revenue	254,336	211,001
Total current liabilities	1,519,553	1,200,029
LONG-TERM OBLIGATIONS	18,436,144	17,068,807
ASSET RETIREMENT OBLIGATIONS	965,087	856,936
DEFERRED TAX LIABILITY	792,139	106,333
OTHER NON-CURRENT LIABILITIES	1,068,121	959,349
Total liabilities	22,781,044	20,191,454
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	1,100,202	—
EQUITY:
Preferred stock, Series A	60	60
Preferred stock, Series B	14	14
Common stock	4,284	4,267
Additional paid-in capital	9,817,815	9,690,609
Distributions in excess of earnings	(1,030,663)	(998,535)
Accumulated other comprehensive loss	(1,876,374)	(1,836,996)
Treasury stock	(207,740)	(207,740)
Total American Tower Corporation equity	6,707,396	6,651,679
Noncontrolling interests	66,885	61,139
Total equity	6,774,281	6,712,818
TOTAL	$30,655,527	$26,904,272

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
REVENUES:
Property	$1,497,936	$1,212,849	$4,191,779	$3,429,264
Services	16,909	25,061	54,340	62,211
Total operating revenues	1,514,845	1,237,910	4,246,119	3,491,475
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property (including stock-based compensation expense of $426, $396, $1,325 and $1,218, respectively)	485,525	356,082	1,280,386	929,624
Services (including stock-based compensation expense of $172, $99, $578 and $336, respectively)	5,712	9,307	22,007	22,863
Depreciation, amortization and accretion	397,999	341,096	1,137,398	932,972
Selling, general, administrative and development expense (including stock-based compensation expense of $19,628, $17,850, $68,309 and $70,697, respectively)	131,537	114,832	405,086	354,460
Other operating expenses	14,998	15,668	37,509	40,891
Total operating expenses	1,035,771	836,985	2,882,386	2,280,810
OPERATING INCOME	479,074	400,925	1,363,733	1,210,665
OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net of interest expense of $279, $40, $846 and $780, respectively	2,742	2,993	8,206	8,251
Interest income	6,376	4,503	16,378	11,871
Interest expense	(190,160)	(149,787)	(531,076)	(446,228)
Gain (loss) on retirement of long-term obligations	—	—	830	(78,793)
Other expense (including unrealized foreign currency losses of $8,321, $77,864, $3,544 and $107,871, respectively)	(12,260)	(66,659)	(25,894)	(123,291)
Total other expense	(193,302)	(208,950)	(531,556)	(628,190)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	285,772	191,975	832,177	582,475
Income tax provision(1)	(22,037)	(94,235)	(94,671)	(132,063)
NET INCOME	263,735	97,740	737,506	450,412
Net loss (income) attributable to noncontrolling interests	774	5,259	(10,288)	1,960
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	264,509	102,999	727,218	452,372
Dividends on preferred stock	(26,781)	(26,781)	(80,344)	(63,382)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$237,728	$76,218	$646,874	$388,990
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.56	$0.18	$1.52	$0.93
Diluted net income attributable to American Tower Corporation common stockholders	$0.55	$0.18	$1.51	$0.92
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	425,517	423,375	424,831	417,280
DILUTED	429,925	427,227	429,019	421,352
_______________

(1)	2015 amounts include the impact of a one-time cash tax charge of approximately $93 million as part of the tax election related to the GTP REIT.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$737,506	$450,412
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	1,137,398	932,972
Stock-based compensation expense	70,212	72,251
(Gain) loss on early retirement of long-term obligations	(830)	78,793
Other non-cash items reflected in statements of operations	120,170	143,412
Decrease in restricted cash	4,126	19,971
Increase in net deferred rent balances	(51,762)	(69,019)
Increase in assets	(8,863)	(106,535)
(Decrease) increase in liabilities	(29,526)	21,358
Cash provided by operating activities	1,978,431	1,543,615
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(475,174)	(518,018)
Payments for acquisitions, net of cash acquired	(1,309,915)	(1,616,205)
Payment for Verizon transaction	(4,748)	(5,058,895)
Proceeds from sales of short-term investments and other non-current assets	4,459	1,002,214
Payments for short-term investments	—	(1,011,320)
Deposits, restricted cash, investments and other	(824)	(2,053)
Cash used for investing activities	(1,786,202)	(7,204,277)
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments of) proceeds from of short-term borrowings, net	(7,337)	8,282
Borrowings under credit facilities	1,529,477	5,727,831
Proceeds from issuance of senior notes, net	3,236,383	1,492,298
Proceeds from term loan	—	500,000
Proceeds from other borrowings	70,806	—
Proceeds from issuance of securities in securitization transaction	—	875,000
Repayments of notes payable, credit facilities, senior notes, term loan and capital leases(1)	(4,116,645)	(6,092,710)
(Distributions to) contributions from noncontrolling interest holders, net	(700)	4,449
Proceeds from stock options and ESPP	76,601	29,324
Distributions paid on preferred stock	(80,344)	(57,866)
Distributions paid on common stock	(651,966)	(516,012)
Proceeds from the issuance of common stock, net	—	2,440,327
Proceeds from the issuance of preferred stock, net	—	1,337,946
Payment for early retirement of long-term obligations	(125)	(86,107)
Deferred financing costs and other financing activities	(29,423)	(30,314)
Cash provided by financing activities	26,727	5,632,448
Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(9,284)	2,126
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	209,672	(26,088)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	320,686	313,492
CASH AND CASH EQUIVALENTS, END OF PERIOD	$530,358	$287,404
CASH PAID FOR INCOME TAXES, NET	$71,868	$130,231
CASH PAID FOR INTEREST	$516,382	$472,079
_______________

(1)	Nine months ended September 30, 2016 includes $13.8 million of payments on capital leases of property and equipment.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions. Totals may not add due to rounding.)

	Three Months Ended September 30, 2016
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$837	$260	$270	$131	$661	$1,498	$17	$1,515
Segment operating expenses(1)	189	88	154	54	296	485	6	491
Interest income, TV Azteca, net	—	3	—	—	3	3	—	3
Segment Gross Margin	$648	$175	$116	$77	$367	$1,016	$11	$1,027
Segment SG&A(1)	36	15	15	13	43	79	3	82
Segment Operating Profit	$613	$159	$101	$64	$324	$937	$9	$945
Segment Operating Profit Margin	73%	61%	37%	49%	49%	63%	51%	62%

Revenue Growth	3.6%	19.0%	338.4%	4.9%	63.2%	23.5%	(32.5)%	22.4%
Total Tenant Billings Growth	5.8%	20.3%	355.9%	14.5%	62.1%	21.1%
Organic Tenant Billings Growth	5.7%	13.9%	11.2%	12.0%	13.0%	7.7%

Revenue Components(2)
Prior-Year Tenant Billings	$744	$152	$36	$91	$279	$1,023
Colocations/Amendments	33	10	5	5	20	53
Escalations	21	12	2	5	19	40
Cancellations	(13)	(1)	(3)	(1)	(5)	(18)
Other	2	1	(0)	1	1	3
Organic Tenant Billings	$786	$173	$40	$102	$315	$1,101
New Site Tenant Billings	1	10	125	2	137	138
Total Tenant Billings	$787	$182	$165	$104	$451	$1,239
Foreign Currency Exchange Impact(3)	—	(1)	(5)	(7)	(14)	(14)
Total Tenant Billings (Current Period)	$787	$181	$160	$97	$437	$1,225

Straight-Line Revenue	20	9	6	1	15	36
Prepaid Amortization Revenue	23	0	—	0	0	24
Other Revenue	6	2	(4)	(1)	(2)	4
International Pass-Through Revenue	—	69	112	42	223	223
Foreign Currency Exchange Impact(4)	—	(1)	(4)	(8)	(13)	(13)
Total Property Revenue (Current Period)	$837	$260	$270	$131	$661	$1,498
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions. Totals may not add due to rounding.)

	Three Months Ended September 30, 2015
	Property						Services	Total
	U.S.	Latin America	Asia	EMEA	Total International	Total Property
Segment revenues	$808	$219	$62	$125	$405	$1,213	$25	$1,238
Segment operating expenses(1)	187	78	33	57	168	356	9	365
Interest income, TV Azteca, net	—	3	—	—	3	3	—	3
Segment Gross Margin	$621	$144	$29	$67	$240	$860	$16	$876
Segment SG&A(1)	31	14	6	13	33	65	4	68
Segment Operating Profit	$589	$129	$23	$54	$206	$796	$12	$808
Segment Operating Profit Margin	73%	59%	38%	43%	51%	66%	48%	65%

Revenue Growth	21.8%	2.0%	6.3%	65.6%	16.5%	20.0%	(7.4)%	19.2%
Total Tenant Billings Growth	21.9%	38.6%	22.7%	84.9%	46.9%	29.0%
Organic Tenant Billings Growth	6.3%	12.1%	12.1%	13.8%	12.5%	8.1%

Revenue Components(2)
Prior-Year Tenant Billings	$611	$155	$32	$54	$241	$852
Colocations/Amendments	34	11	4	4	19	54
Escalations	19	9	1	4	13	32
Cancellations	(14)	(2)	(1)	0	(3)	(18)
Other	(0)	1	0	0	1	1
Organic Tenant Billings	$649	$174	$36	$62	$271	$920
New Site Tenant Billings	95	41	3	39	83	178
Total Tenant Billings	$744	$215	$39	$101	$354	$1,098
Foreign Currency Exchange Impact(3)	—	(63)	(3)	(10)	(76)	(76)
Total Tenant Billings (Current Period)	$744	$152	$36	$91	$279	$1,023

Straight-Line Revenue	32	6	0	2	8	41
Prepaid Amortization Revenue	21	0	—	0	1	21
Other Revenue	11	3	(0)	3	6	16
International Pass-Through Revenue	—	83	27	32	142	142
Foreign Currency Exchange Impact(4)	—	(25)	(2)	(3)	(30)	(30)
Total Property Revenue (Current Period)	$808	$219	$62	$125	$405	$1,213
_______________

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except those labeled current period, have been translated at prior period foreign exchange rates.

(3)	Reflects foreign currency exchange impact on all components of Total Tenant Billings.

(4)	Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ in thousands. Totals may not add due to rounding.)
The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue and straight-line revenue and expense recognition on total property revenue, Adjusted EBITDA and Consolidated AFFO growth rates.
Components of Growth(1)(2):

Three months ended September 30, 2016	Property Revenue	Adjusted EBITDA	Consolidated AFFO
Growth	23.5%	17.5%	14.9%
Estimated impact of fluctuations in foreign currency exchange rates	(1.2)%	(0.5)%	(0.1)%
Estimated impact of straight-line revenue and expense recognition	(1.1)%	(1.2)%	—%
Estimated impact of international pass-through revenue	6.3%	—%	—%
_______________
(1)    See “Non-GAAP and Defined Financial Measures” above.
(2)    Growth components for net income are not provided, as the impact of each of the line items on the measure cannot be calculated without unreasonable effort.

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three months ended September 30,
	2016	2015
Net income	$263,735	$97,740
Income tax provision	22,037	94,235
Other expense	12,260	66,659
Interest expense	190,160	149,787
Interest income	(6,376)	(4,503)
Other operating expenses	14,998	15,668
Depreciation, amortization and accretion	397,999	341,096
Stock-based compensation expense	20,226	18,345
Adjusted EBITDA	$915,039	$779,027
Total revenue	1,514,845	1,237,910
Adjusted EBITDA Margin	60%	63%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES
($ in thousands, except per share data. Totals may not add due to rounding.)
The reconciliation of net income to NAREIT FFO attributable to American Tower Corporation common stockholders and the calculation of Consolidated AFFO, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share are presented below:

	Three months ended September 30,
	2016	2015
Net income	$263,735	$97,740
Real estate related depreciation, amortization and accretion	355,721	297,263
Losses from sale or disposal of real estate and real estate related impairment charges	12,150	1,200
Dividends on preferred stock	(26,781)	(26,781)
Adjustments for unconsolidated affiliates and noncontrolling interests	(27,224)	804
NAREIT FFO attributable to AMT common stockholders	$577,601	$370,226
Straight-line revenue	(34,645)	(38,798)
Straight-line expense	17,814	16,433
Stock-based compensation expense	20,226	18,345
Deferred portion of income tax	582	(6,085)
GTP REIT One-time charge(1)	—	93,044
Non-real estate related depreciation, amortization and accretion	42,278	43,833
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges	5,578	7,292
Other expense(2)	12,260	66,659
Other operating expense(3)	2,848	14,468
Capital improvement capital expenditures	(27,975)	(22,202)
Corporate capital expenditures	(2,508)	(4,343)
Adjustments for unconsolidated affiliates and noncontrolling interests	27,224	(804)
Consolidated AFFO	$641,283	$558,068
Adjustments for unconsolidated affiliates and noncontrolling interests	(29,315)	(5,834)
AFFO attributable to AMT common stockholders	$611,968	$552,234
Divided by weighted average diluted shares outstanding	429,925	427,227
Consolidated AFFO per Share	$1.49	$1.31
AFFO attributable to AMT common stockholders per Share	$1.42	$1.29
_______________

(1)
In the third quarter of 2015, the Company filed a tax election, pursuant to which GTP no longer operates as a separate REIT for federal and state income tax purposes. In connection with this election, the Company incurred a one-time cash tax charge during the third quarter of 2015. As this charge is non-recurring, the Company does not believe it is an indication of operating performance and believes it is more meaningful to present its AFFO metrics excluding its impact. Accordingly, the Company presents Consolidated AFFO and AFFO attributable to American Tower Corporation common stockholders for the three months ended September 30, 2015 excluding this charge.

(2)	Primarily includes realized and unrealized (gains) losses on foreign currency exchange rate fluctuations.

(3)	Primarily includes integration and acquisition-related costs.